Exhibit 10.2

AMENDMENT NUMBER ONE TO THE

EMPLOYMENT AGREEMENT

This AMENDMENT NUMBER ONE TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 16, 2020, by and among Bank 34 (the “Bank”) and James T. Crotty (“Executive”).

WHEREAS, the Bank and Executive entered into an employment agreement as of July 30, 2020 (the “Agreement”); and

WHEREAS, the Agreement provides for the payment of a retention bonus over a five-year period; and

WHEREAS, the Bank and Executive desire to amend the Agreement to provide that the payment of any unpaid portion of the retention bonus will accelerate upon a change in control; and

WHEREAS, Section 10(a) of the Agreement provides that the parties may amend the Agreement by a written instrument.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein and such other consideration, the sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.            Amendment to Section 3(b) of the Agreement. Section 3(b) of the Agreement is amended by adding the following sentence to the end thereof:

“Any unpaid portion of the retention bonus will be paid in connection with a Change in Control, as provided for in Section 5(b) hereof.”

2.            Amendment to Section 5(b) of the Agreement. Section 5(b) of the Agreement is deleted in its entirety and replaced with the following:

“(b)         Change in Control Benefits. Upon the occurrence of Executive’s termination Without Cause or With Good Reason on or after the effective time of a Change in Control, the Bank (or any successor) shall pay Executive, or in the event of Executive’s subsequent death, Executive’s beneficiary or estate, as severance pay, an amount equal to three (3) times the sum of (i) his highest rate of Base Salary, and (ii) the highest annual bonus paid to, or earned by, Executive during the current calendar year of Executive’s date of termination or either of the two (2) calendar years immediately preceding Executive’s date of termination. In addition, the Bank (or any successor) shall pay Executive any portion of the retention bonus provided for in Section 3(b) that has not yet been paid to Executive. Such payments shall be made in a lump sum within ten (10) days following Executive’s date of termination. Notwithstanding the foregoing, the payment provided in this Section 5(b) shall be payable to Executive in lieu of any payment that is payable under Section 4(e).”

3.             Effect of Amendment. Except and to the extent modified by this Amendment, the provisions of the Agreement shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BANK 34

By:	/s/ Randal L. Rabon
Name:	Randal L. Rabon
Title:	Board Chairman

EXECUTIVE

/s/ James T. Cotty
James T. Cotty

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